                                                                   EXHIBIT 99.18

[VERSO TECHNOLOGIES LOGO]

                         RECIPROCAL RESELLER AGREEMENT

      THIS RECIPROCAL RESELLER AGREEMENT ("Agreement"), effective as of January ____, 2005 ("Effective Date"), is entered into by and between VERSO TECHNOLOGIES, INC., a Minnesota corporation ("Verso"), and NACT ACQUISITION, INC., a Delaware corporation ("NACT").

      Whereas, Verso and NACT are parties to an Asset Purchase Agreement of even date herewith ("Asset Purchase Agreement") under which NACT is purchasing certain assets from Verso and/or Verso's affiliates; and

      Whereas, the Asset Purchase Agreement provides that NACT and Verso will enter into a an agreement whereby each party is authorized to resell certain products of the other party.

      Now, therefore, in consideration of the mutual promises contained in this Agreement, Verso and NACT agree as follows:

1. DEFINITIONS.

      1.1 "DISTRIBUTOR" means either Verso or NACT depending on which entity is acting as a reseller of Products under this Agreement.

      1.2 "END USER" means a person or entity in the Territory that acquires Products for its own internal use from Reseller, including a service provider that acquires Products to provide services to its customers.

      1.3 "EULA" means a written agreement between Distributor and an End User granting the End User the right to use Software in accordance with the limitations contained in the EULA.

      1.4 "INTELLECTUAL PROPERTY RIGHTS" means all (i) rights associated with works of authorship throughout the world, including exclusive exploitation rights, copyrights and moral rights; (ii) trademark, trade dress, and trade name rights; (iii) trade secret rights; (iv) designs, algorithms, and all other industrial property rights; (v) patents, patent applications, extensions, combinations, divisions, or reissues of the foregoing; and (vi) other intellectual property and proprietary rights of every kind and nature throughout the world, whether arising by operation of law, contract, license, or otherwise.

      1.5 "LIST PRICE" means Supplier's list price for a single unit of a Product as specified in the Price List at the time the Manufacturer receives an Order from Distributor.

      1.6 "MARKS" means the trademarks, logos, and trade names of Supplier or its subsidiaries placed on the Products or made available by Supplier for use by Distributor under this Agreement.

      1.7 "NACT PRODUCTS" means the products and services of NACT set forth on Exhibit A that Verso is authorized to resell under this Agreement.

      1.8 "ORDER" means a written purchase order pursuant to which Distributor orders Products.

Verso Reciprocal Distributionr Agreement (rev. 10-01-04)

      1.9 "PRICE LIST" means the official Supplier documents establishing the List Prices for the Products in effect at the time Supplier receives an Order from Distributor.

      1.10 "PRODUCTS" means the respective Verso and NACT products and related services listed in Exhibit A hereto that are authorized for Resale by the other party under this Agreement. When Verso is acting as Distributor under this Agreement, Products means the NACT Products and when NACT is acting as Distributor, Products means the Verso Products.

      1.11 "RESALE" means (i) for hardware Products, the transfer of title to the Products to an End User or to an authorized Reseller, and (ii) for Software, the sublicense of Software by Distributor or an authorized Reseller to an End User pursuant to a EULA.

      1.12 "RESELLER" means an entity authorized to be engaged in the Resale of Products.

      1.13 "SOFTWARE" means the proprietary software Products and related documentation owned or licensed by Supplier in executable form, including proprietary software components imbedded in hardware Products sold by Supplier.

      1.14 "STANDARD RMA PROCEDURES" means the terms and conditions under which Supplier accepts Product returns.

      1.15 "SUPPLIER" means either Verso or NACT depending on which entity is acting as the supplier of Products to Distributor under this Agreement

      1.16 "TERRITORY" means worldwide.

      1.17 "VERSO PRODUCTS" means the products and services of Verso set forth on Exhibit A that NACT is authorized to resell under this Agreement.

2. APPOINTMENT.

      2.1 AUTHORIZATION. Subject to the terms and conditions of this Agreement, Verso hereby appoints NACT, and NACT accepts appointment, as an authorized, non-exclusive Reseller of the Verso Products to End Users and authorized second tier Resellers located in the Territory. Subject to the terms and conditions of this Agreement, NACT hereby appoints Verso, and Verso accepts appointment, as an authorized, non-exclusive Reseller of the NACT Products to End Users and authorized second tier Resellers located in the Territory. If Verso or NACT wish to designate a second tier Reseller for the respective Products of the other party, the provisions of Exhibit B shall apply. Notwithstanding provisions of this Agreement to the contrary, Verso authorizes NACT to label the Verso Products as NACT products, provided that NACT may not remove or modify any trademarks, copyright notices, or proprietary notices of any third party vendor or licensor of Verso.

      2.2 SALES COMMISSIONS FOR PROFESSIONAL SERVICES. Verso and NACT acknowledge that the Discounts set forth in Section 5.1 and Exhibit D shall not be applicable to training, customer support and maintenance services, installation services, and consulting services offered by Supplier in connection with the Products ("Professional Services"). Distributor shall receive a sales commission equal to 10% of the sales price of Professional Services sold by Distributor as provided in Section 2.4 below. Distributor shall quote Professional Services only at the List Price provided by Supplier.

      2.3 COMMISSIONS FOR SALE OF VERSO COMMISSIONED PRODUCTS. NACT shall receive a sales commission (the "Referral Commission") for purchases of the Verso Commissioned Products set forth on

Exhibit A made by customers referred to Verso by NACT. For purposes of clarity, NACT is not authorized to act as Distributor or Reseller with respect to the Verso Commissioned Products. The Referral Commission paid to NACT shall be 3% of the net sale for net sales of $100,000 or less and 5% of the net sale for net sales over $100,000 payable in accordance with Section 2.5 below. Verso will pay additional Referral Commissions to NACT for any other orders for sales of Verso Commissioned Products received by Verso from the referral customer within ninety
(90) days after the initial commissioned sales order from the customer was received by Verso. To be eligible for any Referral Commissions for a customer, NACT must submit written notice of the referral to Verso before Verso is contacted by the customer and Verso must not have been in contact with the customer regarding purchase of Verso Commissioned Products within the preceding one-year period.

      2.4 VERSO COMMISSION OPTION. Verso shall have the option to refer customers to NACT for a Referral Commission. The Referral Commission paid to Verso shall be 3% of the net sale for net sales of $100,000 or less and 5% of the net sale for net sales over $100,000. NACT will pay additional Referral Commissions to Verso for any other orders for sales of NACT Products received by NACT from the referral customer within ninety (90) days after the initial commissioned sales order from the customer was received by NACT. To be eligible for any Referral Commissions for a customer, Verso must submit written notice of the referral to NACT before NACT is contacted by the customer and NACT must not have been in contact with the customer regarding purchase of NACT Products within the preceding one-year period.

      2.5 PAYMENT OF COMMISSIONS. Commissions earned pursuant to Sections 2.2,
2.3 and 2.4 above shall be paid within ninety (90) days after receipt of the order by Supplier. The commissions shall be based on the net sales price. The net sales price shall equal the total price of the commissionable products or services less sales and use taxes, value added taxes, import and export duties and fees, insurance, shipping and handling charges.

      2.6 SCOPE OF AUTHORIZATION. Distributor shall make reasonable commercial efforts to market, promote and sell Products in the Territory. Supplier shall have the absolute right to appoint other entities in the Territory to sell or distribute its products and services and to engage in any other activity in the Territory.

3. ORDERING, SHIPPING AND DELIVERY.

      3.1 ORDERING. Distributor shall order Products by submitting an Order to Supplier. Any terms, conditions or contingencies in an Order that are inconsistent with or additions to the terms of this Agreement shall be void and are hereby expressly rejected by Supplier, regardless of whether Supplier accepts the Order. All Orders shall refer to this Agreement and shall specify the quantities of Products ordered, the requested shipment date, and the shipment destination. All Orders shall be subject to acceptance by Supplier. Supplier agrees to accept all Orders during the term of this Agreement unless the shipment date or quantity ordered are not commercially feasible for Supplier. In such event, Supplier shall provide an alternative shipment dates and/or quantity to Distributor that is as close to Distributor's original request as is commercially feasible. Supplier's acceptance of the Order or the alternative provisions offered by Supplier shall be delivered to Distributor by fax or email within five (5) business days after receipt of the Order. If alternative provisions are not provided by Supplier within such five (5) day period, the Order shall be deemed to be accepted by Supplier. If Supplier delivers alternative provisions to Distributor, Distributor shall notify Supplier within five (5) business days after receipt of Supplier's alternative provisions whether Distributor accepts or rejects the alternative provisions. If Distributor does not provide written notice of its acceptance of the alternative provisions within such five (5) day period, the Order shall be deemed to be rescinded. If Distributor accepts the alternative provisions, the Order as revised by the alternative provisions shall be deemed to be accepted upon

Supplier's receipt of Distributor's acceptance of the alternative provisions. Distributor may cancel or reschedule all or any portion of an Order if notice of the cancellation or rescheduling is delivered to Supplier at least forty-five
(45) days prior to the scheduled delivery date. Except as provided above, Distributor cannot cancel or reschedule an Order in whole or in part without the written approval of Supplier.

      3.2 SHIPMENT. Supplier will ship the Order on the shipping date established in the accepted Order. Supplier may not make partial shipments without the written approval of Distributor. If Distributor approves a partial shipment, Supplier may invoice Distributor for the partial shipment. All shipments of Products shall be EXW (Ex Works, Incoterms 2000) from Supplier's place of manufacture. Distributor shall be responsible for selecting the carrier and the shipping terms. Supplier may select a carrier if Distributor fails to select a carrier or if Distributor's designated carrier fails to promptly accept delivery of goods. If Supplier selects the carrier, Supplier shall insure the Products for the purchase price. Distributor shall be responsible for all costs of shipping and insurance if Supplier selects the carrier as provided in this section. Risk of loss, passage of title to hardware Products and delivery to Distributor will be deemed to have occurred upon delivery to the carrier. Distributor is entitled to inspect any Product prior to scheduled shipment upon reasonable advance notice to Supplier. All sales are final. Unless expressly provided in an Order accepted by Supplier, Supplier shall have no obligation to perform any installation services with regard to an Order.

      3.3 CANCELLATION. Supplier reserves the right to refuse or delay shipment if Distributor (i) is past due on any payment owed to Supplier; (ii) fails to meet the reasonable credit or financial requirements established by Supplier, including the established credit limit; or (iii) is not in compliance with the material terms and conditions of this Agreement. Exercise of these rights shall not limit any other remedy available to Supplier.

      3.4 DISCONTINUATION OR SHORT SUPPLY OF PRODUCTS. Supplier has the right to discontinue the availability of any Products at any time by providing Distributor one hundred twenty (120) days advance notice. Supplier shall discontinue availability of a Product to Distributor only if Supplier is discontinuing the availability of the Product to substantially all of its distributors and customers. Supplier agrees to fill Orders for discontinued Products during the one hundred twenty (120) day notice period, subject to the terms and conditions of this Agreement.

4. INTELLECTUAL PROPERTY.

      4.1 SOFTWARE LICENSE.

            4.1.1 GRANT. Subject to the terms and conditions of this Agreement, Supplier grants Distributor a non-exclusive, non-transferable (except as set forth in Section 13.2), and limited license without the right to sublicense (except as specifically provided below), to: (i) use and display Software acquired for demonstration purposes for the purpose of demonstrating Products in the Territory; (ii) distribute one (1) copy of Software to a second tier Reseller or an End User in its original form for each copy purchased pursuant to an Order (as a standalone Product or integrated into a hardware Product as the case may be); and (iii) sublicense to a second tier Reseller or an End User the nontransferable, personal right (without the right to sublicense) to install (if not already installed), perform, display, and operate one (1) copy of the Software for each copy of Software purchased pursuant to an Order in strict accordance with the applicable documentation, this Agreement and the EULA.

            4.1.2 LICENSE RESTRICTIONS. Distributor acknowledges and agrees that the Software and its structure, sequence, organization and source code constitute valuable trade secrets of Supplier and its licensors. Distributor shall not and shall not cause or permit others to: (i) use, reproduce, distribute, perform, display, sublicense, sell, assign, pledge, timeshare, lease, loan, or rent, or otherwise transfer the Software, except as expressly permitted in
Section 4.1.1; (ii) except as permitted by established right under applicable law, decompile, disassemble, reverse engineer, or otherwise attempt to derive the source code for the Software for any reason; (iii) modify, adapt, alter, translate, or create derivative works of the Software; (iv) use the Software to manage, use or control telephony resources in excess of those that have been validly acquired (e.g. the maximum number of "ports", "spans" or other measures for which a valid, accepted Order has been placed with Supplier); or (v) merge the Software with other software or products. Distributor shall not and shall not cause or permit others to remove, alter or obscure any proprietary or copyright notices on the Software. Supplier has the right to immediately terminate this Agreement if Distributor fails to abide by any of these restrictions.

            4.1.3 OWNERSHIP. The Software is licensed, not sold, and Distributor acknowledges and agrees that any invoices or other documentation purporting to "sell" or "transfer" Software do not convey title to any Intellectual Property Rights in such Software. Distributor acknowledges and agrees that (i) Supplier and its licensors shall remain the sole and exclusive owners of all Intellectual Property Rights in and to all Products, including any improvements or modifications; and (ii) Distributor has no rights in the Intellectual Property Rights in Products or any improvements or components of Products. Distributor agrees that it will only use and authorize others to use the Software as expressly permitted by this Agreement. There are no implied licenses in this Agreement, and Supplier reserves all rights in the Software not expressly granted under this Agreement.

            4.1.4 END USER LICENSE AGREEMENTS.

                  (a) GENERAL. Distributor will distribute Software to second tier Resellers in accordance with this Agreement and to End Users subject to a binding EULA that (i) disclaims all warranties to the End User on the part of Supplier and its licensors, except for express warranties that Supplier makes directly to the End User; (ii) disclaims all direct, indirect, consequential, special, incidental, and all other damages or liability of any kind on the part of Supplier and its licensors to the End User; (iii) gives the End User the right to transition support without further obligations to Distributor if Distributor fails to fulfill its support obligations; (iv) prohibits the transfer, lease, loan or assignment of the Software license as provided in
Section 4.1.3(b); (v) makes Supplier an intended third-party beneficiary of the EULA; (vi) requires the End User to use the Software in strict accordance with the Software documentation; (vii) includes any terms which Supplier is required to impose on End Users from time-to-time as a result of third party obligations; and (viii) gives Distributor and Supplier reasonable access to the books, records and systems of the End User to ensure compliance with the terms of the EULA. Without limiting the above, each EULA shall contain terms and conditions at least as protective of Supplier as the EULA attached as Exhibit C protects the rights of Verso. The EULA must be in writing and legally binding upon the End User. Distributor shall promptly notify Supplier if it becomes aware of any breach of a EULA, and agrees to cooperate with Supplier in any legal action to enforce the EULA or halt any unauthorized activity regarding the Software.

                  (b) NON-TRANSFERABILITY. Distributor acknowledges that it has no right under this Agreement to authorize an End User to assign, sublicense, or otherwise transfer to a third party any right or license to use the Software. The EULA shall expressly prohibit an End User from doing so and shall provide that any such attempt will be void. Distributor will inform End Users that if Products containing Software are resold to a third-party buyer, such third-party buyer will be required to purchase a separate end user license in order to use the Software.

      4.2 TRADEMARK LICENSE. Supplier grants to Distributor a non-transferable, non-exclusive and limited right (without the right to sublicense) to use the Marks in the Territory on Products and on promotional materials used in connection with Distributor's marketing and distribution of Products under this Agreement. Distributor shall not alter, remove, replace, obscure, or change the Marks, or use any other marks on Products or Supplier promotional materials unless approved in advance in writing by Supplier. Distributor acknowledges Supplier's exclusive ownership of the Marks, agrees not to take any action inconsistent with such ownership, and agrees to take any action at Supplier's expense that Supplier deems necessary to establish and preserve Supplier's rights in the Marks. Distributor shall not adopt, use or attempt to register any trademarks or trade names that are confusingly similar to the Marks or in a way as to create combination marks with the Marks. Distributor shall not place any other trademarks, logos or trade names on Products without Supplier's prior written approval. Distributor shall maintain a high standard of quality in marketing Products in connection with the Marks. Distributor shall promptly provide Supplier upon request with samples of all materials that use the Marks. Supplier may terminate Distributor's license to use the Marks if Supplier reasonably determines that Distributor's use of the Marks does not comply with this Agreement or otherwise dilutes or tarnishes the Marks and Distributor fails to take corrective action reasonably required by Supplier within thirty (30) days.

5. PAYMENT.

      5.1 PRODUCT PRICING. During the term of this Agreement, Distributor may purchase each Product at the List Price corresponding to the Product discounted by the applicable discount rate provided in Exhibit D (the "Discount"). Distributor will have the sole and exclusive right and ability to independently determine all prices charged to its customers for Products that are sold to Distributor at the Discount. Supplier may modify the Price List or the List Price at any time in its sole discretion by written notice to Distributor. These modifications shall be effective sixty (60) days after Distributor is notified in writing by Supplier.

      5.2 PRODUCT PAYMENT TERMS. Terms of payment shall be net thirty (30) days from Supplier's invoice date unless Supplier agrees in writing to other terms. Supplier shall not invoice for Products any earlier than five (5) days after shipment of the Products. Supplier reserves the right to revise or revoke Distributor's credit terms if Distributor is more than twenty (20) days past due on any payment to Supplier, Distributor has been late in payments to Supplier more than two times in any twelve (12) month period, or Supplier has commercially reasonable grounds to believe that Distributor's credit worthiness has diminished. In such instances, Distributor will be required to pay cash in advance of shipment of an Order. Cash in advance payments may be made (i) via wire transfer for payment of the full amount for Products ordered; or (ii) by an irrevocable letter of credit in a form and from a bank approved in advance in writing by Supplier. If Distributor orders Products that would cause Distributor to exceed its approved credit line (if any), Supplier may require Distributor to pay the excess amount of the Order by cash in advance. If credits are owed to Distributor by Supplier, Supplier will issue credits against Distributor's account and offset the credits against the next invoice. Distributor shall not deduct or offset credited amounts from any invoiced amounts due to Supplier without Supplier's prior written approval. Distributor shall be liable to Supplier for all of Supplier's costs of collection of any overdue invoice, including attorneys' fees and other costs of any related proceeding, lawsuit or appeal.

      5.3 SECURITY INTEREST. To secure Distributor's payment obligations, Distributor hereby grants Supplier a purchase money security interest on the Products ordered by Distributor and all proceeds from the Products. Distributor agrees to sign and deliver any documents and take other actions required for Supplier to perfect and maintain the priority of the security interest, including the filing of financing statements. Supplier will have all rights and remedies available to a secured party under the applicable law governing the locations of Supplier, Distributor, and the Products. Supplier agrees that any such security interest shall automatically terminate upon payment by Distributor for the Products. Supplier shall promptly file a release or termination of any financing statement filed with regard to the particular Products upon payment for the Products.

      5.4 CURRENCY. Unless otherwise indicated, all references to prices in this Agreement, the Exhibits, and Orders shall mean United States dollars. All payments due under this Agreement shall be made in United States currency.

      5.5 TAXES AND FEES. Distributor agrees to pay, to indemnify Supplier against, and hold Supplier harmless from, all (i) sales, use, excise, withholding, import, export, value added or other tax related to any transaction under this Agreement (except for taxes based on Supplier's net income); (ii) government permits or license fees; (iii) customs, duties, tariffs and similar fees levied upon the delivery of Products, deliverables or benefits in connection with this Agreement, and (iv) any costs associated with the collection or withholding of the preceding items, including penalties and interest. If any amount payable by Distributor to Supplier under this Agreement should be subject to deduction or withholding on account of any tax or charge, Distributor shall be responsible for remitting such amounts to the proper taxing authorities without any offset or deduction to the amounts payable to Supplier.

      5.6 LATE CHARGE. For any amount that is past due, Distributor shall pay to Supplier a late charge equal to one and one-half percent (1-1/2%) per month (or the maximum legal rate in effect, whichever is less) of all outstanding amounts, accruing from the due date until final payment. This late charge shall not limit any other remedy available to Supplier.

      5.7 REPORTING REQUIREMENTS AND RECORDS. Distributor will keep full, true, and accurate records and accounts of each Product acquired under this Agreement and will maintain such records during the term of this Agreement and for three
(3) years thereafter. Upon the request of Supplier (which request Supplier will not make more than once per calendar quarter), Distributor shall provide Supplier with a report for the quarter then-ended listing Products sold or licensed by type, the names and addresses of purchasers, inventory levels, technical support problems, marketing activities, list of Products used for support and demonstration purposes, and such other information as Supplier may reasonably request. The report shall also include (a) a rolling, non-binding good-faith estimate by Distributor of its 12-month sales forecast for Products, including, but not limited to, the anticipated monthly number of Products sold by type, and (b) a marketing report setting forth Distributor's marketing plans in reasonable detail for the upcoming quarter.

      5.8 AUDIT. During the term of this Agreement and for three (3) years thereafter, Supplier or its designated representatives shall have the right to inspect and audit Distributor's records relating to Distributor's activities in order to verify that Distributor has complied with the terms of this Agreement. Such audit will be conducted on a date mutually agreed upon by both parties, during normal business hours on Distributor's premises in a manner that does not unreasonably interrupt the conduct of business. Audits will be conducted at Supplier's sole expense and no more frequently than once per calendar quarter; provided that Distributor will reimburse Supplier for the costs of the audit if the audit reveals (i) an underpayment by Distributor equal to or greater than five percent (5%) of the total amount actually due; or (ii) material non-compliance by Distributor with its obligations under this Agreement. Distributor shall promptly pay to Supplier all out-of-pocket fees and expenses incurred by Supplier in connection with an audit as described in clauses (i) and
(ii) above. Such reimbursement amount shall be due and payable no later than thirty days from the date Supplier is invoiced for such audit plus late charges, if any , as set forth in Section 5.6.

6. SUPPORT; OTHER OBLIGATIONS; RMA; DEVELOPMENT.

      6.1 SUPPORT. Each Supplier is responsible for providing support, training, installation, maintenance, and other Professional Services for its respective Products as may be required pursuant to its agreements with End Users directly to End Users. Distributor shall not provide any Professional Services for the Products to second tier Resellers or End User without Supplier's prior written approval.

      Distributor shall not quote pricing other than the List Price for any Professional Services of Supplier without Supplier's prior written approval. Verso and NACT's support directors shall cooperate to coordinate support requirements as needed under this Agreement.

      6.2 OTHER OBLIGATIONS.

            6.2.1 PUBLICITY. Verso and NACT may issue press releases regarding this Agreement in a form to be approved by both parties, which approval shall not be unreasonably withheld or delayed. Distributor agrees that Supplier may list Distributor on its list of customers during the term of this Agreement. Supplier may include Distributor contact information on Supplier's web pages. Distributor grants Supplier all necessary rights to include such information and Distributor's trademark on Supplier's web pages and to include Distributor on Supplier's customer list. Distributor agrees to use the Supplier Website and the information on it only in a reasonable manner consistent with the role of a Reseller.

            6.2.2 TRAINING SEMINARS. Prior to ordering Product, Distributor shall ensure that it obtains sufficient sales training from Supplier. Supplier will be obligated to provide sales training to Distributor on a periodic basis free of charge. Supplier shall make reasonable efforts to make such training available on the web. If Distributor travels to obtain training, Distributor shall be responsible for all travel and out of pocket expenses incurred in connection with attending.

      6.3 STANDARD RMA PROCEDURES. All requests for return of Products shall be directed to the appropriate Supplier technical support entity for review and processing in accordance with the Standard RMA Procedures applicable to the particular Product. The applicable technical support entity will verify warranty and support coverage prior to authorizing any return materials authorization ("RMA"). Distributor shall use the RMA process for all evaluation returns, internal order returns, customer/external returns, and warranty and support returns. No material shall be sent to Supplier prior to Distributor's receipt of a completed RMA form and RMA number.

      6.4 DEVELOPMENT SERVICES. Verso agrees to make software development services available to NACT for modifications and feature enhancements of the Verso Products and NACT agrees to make development services available to Verso for modifications and feature enhancements of the NACT Products. The development services shall be sold to each party by the other party on a time and materials basis at a rate of $150 per hour. The parties shall prepare and sign a statement of work prior to each engagement for development services. Each party agrees to use diligent efforts to schedule the development requests of the other party as soon as reasonably possible in view of the other development commitments of the servicing party.

7. CONFIDENTIALITY.

      7.1 CONFIDENTIAL INFORMATION. During the term of this Agreement, one party (the "Disclosing Party") may disclose proprietary and/or confidential information to the other party (the "Receiving Party"). Such information shall be treated as Confidential Information under this Agreement if the information is identified or labeled as confidential or proprietary by the Disclosing Party at the time of disclosure. Notwithstanding the above, the parties agree that all software; source code; designs; documentation; development, engineering, manufacturing, marketing or business plans; suppliers and customers; prices; and discounts disclosed by Supplier to Distributor shall be deemed to be the Confidential Information of Supplier, whether disclosed in oral, written, graphic or electronic form. The Receiving Party shall maintain the confidentiality of and shall not disclose the Confidential Information of the Disclosing Party. The Receiving Party shall not use or permit the use of Confidential Information except for the purposes of performing its obligations or exercising its rights under this Agreement. The Receiving Party shall require its employees, agents and consultants to comply with this Section 7.1. The

Receiving Party shall use (and require that employees, agents and consultants use) at least the same standard of care as the Receiving Party uses to protect its own Confidential Information of a similar nature from unauthorized use or disclosure, but in no event less than reasonable care. The Receiving Party shall promptly notify the Disclosing Party upon discovery of any unauthorized use or disclosure of the Confidential Information.

      7.2 EXCEPTIONS. The obligations contained in Section 7.1 shall not apply if the information: (i) was already known to the Receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the Disclosing Party; (ii) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party; (iii) became generally available to the public or otherwise part of the public domain after its disclosure and other than through an act or omission of the Receiving Party in breach of this Agreement; or (iv) was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a third party who had no obligation to the Disclosing Party not to disclose such information to others.

8. WARRANTY.

      8.1 SOFTWARE WARRANTY. Supplier warrants to Distributor that for a period of ninety (90) days (the "Software Warranty Period") following delivery of Software to the Distributor, the Software will substantially conform to its documentation when used as specified in the documentation. If a defect covered by this warranty is reported to Supplier during the Software Warranty Period, Supplier at its option will (i) correct a reproducible error in the Software;
(ii) replace the Software with a substantially equivalent substitute that conforms to the above warranty; or (iii) refund the amounts actually paid by Distributor to Supplier for the nonconforming Software. The foregoing warranty shall not apply to any Software that has been modified or altered in any way by any person or entity other than Supplier or Supplier's authorized agents or contractors. Any error correction provided to Distributor hereunder shall not extend the original Software Warranty Period. The remedies set forth above shall be Supplier's sole and exclusive obligation and Distributor's sole and exclusive remedy with regard to any defects or errors in Software.

      8.2 HARDWARE WARRANTY. Supplier warrants to Distributor that for a period of fifteen (15) months (the "Hardware Warranty Period") following delivery to Distributor of a hardware Product ("Hardware"), the Hardware, when used in accordance with its documentation, will operate substantially as described in the documentation and will be free of defects in materials or workmanship that materially affect the operation of the Product. If a defect covered by this warranty is reported to Supplier during the Hardware Warranty Period, Supplier at its option will (i) repair the Hardware so that it conforms to the above warranty; (ii) replace the Hardware with a conforming replacement at no additional charge to Distributor; or (iii) refund the amounts actually paid by Distributor to Supplier for the nonconforming Product. Any repair or replacement shall not extend the original Hardware Warranty Period (but shall have a minimum thirty (30) days warranty after receipt of replacement by Distributor) and may consist of new or refurbished product. This warranty does not apply to any Hardware that has been damaged, altered, repaired or used outside the operating conditions specified for such Hardware. Any Hardware shipped back to Supplier must be returned according to the Standard RMA Procedures for the Product. Distributor shall bear the cost of freight and insurance of returned Products, and Supplier shall bear the cost of freight and insurance of repaired Products. All Products shall be returned in the original or substantially similar packaging and shall conspicuously display a valid RMA number. The remedies set forth above shall be Supplier's sole and exclusive obligation and Distributor's sole and exclusive remedy with regard to any defect in Hardware.

      8.3 SERVICES WARRANTY PROVIDED SEPARATELY. Supplier provides no warranties under this Agreement for Professional Services.

      8.4 NO WARRANTIES TO END USERS. Except as expressly provided in writing by Supplier, (i) the warranties set forth in this Agreement are made exclusively to Distributor and are non-transferable, and (ii) Supplier makes no representations or warranties to Resellers or End Users. Distributor shall not make any representations or warranties to any third party on behalf of Supplier. Distributor will defend, indemnify, and hold Supplier harmless from and against, any and all third party claims, damages, liabilities, losses, costs or expenses, including attorneys' fees, arising out of any breach of the above obligations. For certain Products, Supplier may make express limited warranties available directly to the End User. In those cases, Distributor acknowledges and agrees that (i) the warranties to Distributor contained in Sections 8.1 and 8.2 do not apply, and (ii) it shall have no rights or interest in any warranty made by Supplier to the End User.

      8.5 WARRANTY DISCLAIMER. THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS, IMPLIED, OR STATUTORY, REGARDING THE PRODUCTS, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS, QUIET ENJOYMENT, AND ACCURACY. SUPPLIER DOES NOT REPRESENT OR WARRANT THAT THE OPERATION OF THE PRODUCTS (INCLUDING THE SOFTWARE) WILL BE UNINTERRUPTED OR ERROR-FREE. DISTRIBUTOR ACKNOWLEDGES THAT IT HAS RELIED ON NO WARRANTIES OTHER THAN THE EXPRESS WARRANTIES IN THIS AGREEMENT AND THAT NO WARRANTIES ARE MADE BY ANY OF SUPPLIER'S SUPPLIERS.

      8.6 WARRANTY SUPPLEMENT. In the event that the legally mandated minimum warranty in a particular jurisdiction exceeds the warranty provided above, either in scope, length or otherwise, then Supplier shall be entitled to assess a reasonable supplemental warranty surcharge to the price of the Product for the additional warranty coverage to be provided.

9. INDEMNIFICATION.

      9.1 SUPPLIER INDEMNITY. Supplier agrees to defend Distributor at Supplier's expense against any action brought by a third party to the extent such action is based upon a claim that a Product, when used in strict accordance with Supplier's specifications and documentation, infringes any U.S., Canadian, or European Union patent, trademark or copyright. Supplier shall pay those costs and damages finally awarded against Distributor in any such action that are specifically attributable to such claim or those costs and damages agreed to by Supplier in a monetary settlement of such action. Supplier shall not defend or pay costs or damages arising from such claim if the alleged infringement arises from (i) changes or modifications to Products by Distributor or a third party not authorized by Supplier; (ii) any incorporation of a Product into any other product or process unless authorized or specified by Supplier; (iii) any use by Distributor of any Products if redesigned or otherwise superseding versions of such Products have been made available to Distributor without additional charge;
(iv) use of Product outside of standard configuration with Supplier specified hardware or outside of the written documentation or specifications; (v) any unauthorized use, reproduction or distribution of Products by Distributor, Resellers or End Users; or (vi) Supplier's compliance with technical specifications or instructions provided by Distributor. The foregoing describes Distributor's sole and exclusive remedy with respect to any infringement or any claim of infringement of any Intellectual Property Right relating to Products. If any Product becomes, or in Supplier's opinion is likely to become, the subject of an infringement claim, Supplier may, at its option and expense, either (x) procure for Distributor the right to continue exercising the rights licensed to Distributor in this Agreement; (y) replace or modify the Product so that it becomes non-infringing; or (z) terminate this Agreement with respect to the infringing Product by written notice to Distributor and refund to Distributor the amounts actually paid by Distributor to Supplier for the affected

Product, less a reasonable charge for past beneficial use calculated on a straight-line basis over a deemed useful service life of three (3) years.

      9.2 DISTRIBUTOR INDEMNITY. Distributor, at its own expense, shall indemnify and hold Supplier harmless from and shall defend Supplier against any and all third party claims, suits, losses, damages, costs, fees and expenses, including attorneys' fees, brought against Supplier that arise from or relate to
(i) an infringement of a third party's Intellectual Property Rights resulting from any of excepted items (i) through (vi) enumerated in Section 9.1; (ii) any statements made by Distributor relating to Products that were not either approved in advance in writing by Supplier or contained in documentation accompanying such Product; and (iii) Distributor's failure to provide binding EULAs to End Users.

      9.3 NOTICE AND ASSISTANCE. An indemnifying party under this Section 9 shall only be liable for providing indemnification if the indemnified party (i) notifies the indemnifying party promptly in writing of the claim; (ii) gives the indemnifying party sole control to defend, compromise or settle the claim; and
(iii) provides all available information, assistance and authority to enable the indemnifying party to do so. The indemnified party may participate in the defense or settlement of any such claim with counsel of its choice at its own expense.

10. LIMITATION OF LIABILITY.

EXCEPT FOR BREACHES OF SECTIONS 4, AND 7, AND FOR THE PARTIES' OBLIGATIONS UNDER
SECTION 9, NEITHER PARTY SHALL BE LIABLE FOR ANY LOSS OF USE, INTERRUPTION OF BUSINESS, OR ANY INDIRECT, SPECIAL, INCIDENTAL, EXEMPLARY, OR CONSEQUENTIAL DAMAGES OF ANY KIND (INCLUDING, WITHOUT LIMITATION, LOST PROFITS OR LOST DATA) REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT, OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EACH SUPPLIER'S TOTAL CUMULATIVE LIABILITY ARISING FROM OR RELATED TO ITS ROLE AS A SUPPLIER UNDER THIS AGREEMENT AND FROM THE PRODUCTS SUPPLIED BY SUCH SUPPLIER, WHETHER IN CONTRACT, TORT, INDEMNIFICATION, OR OTHERWISE, SHALL IN NO EVENT EXCEED THE AMOUNTS PAID BY DISTRIBUTOR TO SUCH SUPPLIER UNDER THIS AGREEMENT; PROVIDED THAT SUCH LIMITATION OF LIABILITY SHALL NOT APPLY TO BREACHES BY SUPPLIER OF SECTION 7, AND TO ITS OBLIGATIONS UNDER SECTION 9. EACH DISTRIBUTER'S TOTAL CUMULATIVE LIABILITY ARISING FROM OR RELATED TO ITS ROLE AS A DISTRIBUTOR UNDER THIS AGREEMENT, WHETHER IN CONTRACT, TORT, INDEMNIFICATION, OR OTHERWISE, SHALL IN NO EVENT EXCEED THE AMOUNTS PAID BY SUCH DISTRIBUTOR TO SUPPLIER UNDER THIS AGREEMENT; PROVIDED THAT SUCH LIMITATION OF LIABILITY SHALL NOT APPLY TO BREACHES BY DISTRIBUTOR OF SECTIONS 4, AND 7, AND TO ITS OBLIGATIONS UNDER SECTION 9. MULTIPLE CLAIMS SHALL NOT EXPAND THIS LIMITATION. THIS SECTION SHALL BE GIVEN FULL EFFECT EVEN IF THE WARRANTY PROVIDED IN THIS AGREEMENT IS DEEMED TO HAVE FAILED OF ITS ESSENTIAL PURPOSE.

11. TERM AND TERMINATION.

      11.1 TERM. This Agreement is effective on the Effective Date and shall continue in effect for two (2) years unless terminated in accordance with its provisions. This Agreement shall automatically renew for successive additional one (1) year periods unless one party gives written notice of non-renewal to the other party at least thirty (30) days prior to the next renewal date.

      11.2 TERMINATION FOR CAUSE. In addition to any other termination rights set forth in this Agreement, either Verso or NACT may terminate the right of the other party to act as Distributor under this Agreement if the other party breaches any provision of this Agreement and fails to remedy the breach within thirty (30) days after receiving written notice from the non-breaching party specifying the breach. If either Verso or NACT terminates the right of the other party to act as Distributor under this Section 11.2, this Agreement shall remain in effect with regard to the non-defaulting party acting as Distributor.

      11.3 OTHER TERMINATION. Either party may terminate this Agreement without cause at any time effective upon one hundred and twenty (120) days written notice to the other party.

      11.4 EFFECT OF TERMINATION. Upon expiration or termination of this Agreement for any reason, or upon termination of a Distributor's right to act as Distributor under Section 11.2, (i) Distributor shall immediately cease acting and representing itself as a distributor or Reseller of Supplier; (ii) Distributor's right to acquire and distribute Products hereunder and to receive commissions for the sale of Products and Professional Services shall immediately terminate; (iii) any amounts owed to Supplier under this Agreement shall be immediately due and payable; (iv) all license rights granted to Distributor under this Agreement shall immediately cease; (v) Distributor shall deliver to Supplier Distributor's current Reseller and End User list for Products, current lists and documentation relating to open Reseller and End User issues; and (vi) Distributor shall return to Supplier all Confidential Information relating to Distributor's role as Distributor and shall certify in writing that it has fully complied with this requirement.

      11.5 NO LIABILITY FOR TERMINATION OR NON-RENEWAL. DISTRIBUTOR AGREES THAT, IN THE EVENT OF ANY TERMINATION OR NON-RENEWAL OF THIS AGREEMENT IN ACCORDANCE WITH ITS TERMS, IT SHALL HAVE NO RIGHTS TO COMPENSATION, CLAIMS, DAMAGES, OR INDEMNIFICATION OF ANY NATURE, SPECIFICALLY INCLUDING COMMERCIAL SEVERANCE PAY, WHETHER BY WAY OF LOSS OF FUTURE PROFITS, REIMBURSEMENT FOR EXPENDITURES FOR PROMOTION OF ANY PRODUCT, OR OTHER COMMITMENTS OR COSTS IN CONNECTION WITH THE BUSINESS AND GOODWILL OF DISTRIBUTOR. DISTRIBUTOR EXPRESSLY AND IRREVOCABLY WAIVES ANY CLAIM TO COMPENSATION OR INDEMNITIES FOR ANY TERMINATION OR NON-RENEWAL OF A BUSINESS RELATIONSHIP WITH SUPPLIER. DISTRIBUTOR ACKNOWLEDGES AND AGREES THAT SUPPLIER HAS NO OBLIGATION UNDER THIS AGREEMENT TO REPURCHASE ANY PRODUCTS IN DISTRIBUTOR'S INVENTORY, INCLUDING UPON ANY TERMINATION OR EXPIRATION OF THIS AGREEMENT.

      11.6 SURVIVAL. Upon any termination or expiration of this Agreement,
Section 1, Section 4.1.2, 4.3, Sections 5.2 through 5.8, Sections 7 through 13, and any payment obligations incurred prior to termination or expiration of this Agreement shall survive.

12. EXPORT. Distributor shall comply with all applicable export and import laws and regulations in its use and distribution of Products and, in particular, Distributor shall not import, export, or re-export Products without obtaining or making all required United States and foreign government licenses, filings, and notifications. Distributor shall defend, indemnify, and hold harmless Supplier from and against all fines, penalties, liabilities, damages, costs, and expenses incurred by Supplier as a result of any violation of such laws or regulations by Distributor, any of its agents, employees, Resellers or any End User.

13. MISCELLANEOUS.

      13.1 INDEPENDENT CONTRACTORS. Each party is an independent contractor of the other and neither shall be deemed an employee, agent, partner or joint venture of the other, regardless of the use of the word "partner" in this Agreement. Neither party shall make any commitment, by contract or otherwise, binding upon the other or represent that it has any authority to do so.

      13.2 ASSIGNMENT. Neither this Agreement nor any right or duty under this Agreement may be assigned or delegated by Distributor, by operation of law or otherwise, without the prior written consent of the other party, which consent shall not be unreasonably withheld. Any attempted assignment and delegation without such consent shall be void and without effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns except as otherwise provided.

      13.3 NOTICES. Any notices or other communications required or permitted under this Agreement or by law to be served or given to either party by the other party shall be in writing and shall be deemed duly served and given when personally delivered to the party to whom it is directed, or in lieu of personal service, (i) on the same day of transmission by confirmed facsimile; (ii) seven
(7) days after deposit in the mail, first class air mail postage prepaid; or
(iii) two (2) business days after being sent by express courier, addressed to the respective addresses set forth on the signature page to this Agreement or such updated addresses as the parties may indicate in writing from time to time.

      13.4 FORCE MAJEURE. Except for the duty of payment for Products previously supplied, neither party shall be responsible or liable to the other party for nonperformance or delay in performance of any terms or conditions of this Agreement due to acts of God, government-imposed embargos, wars, disruptions in telecommunications services or the Internet, acts of terrorism, energy crises, riots, strikes or other labor disputes, shortages of labor or materials or other causes beyond the reasonable control of the non-performing or delayed party.

      13.5 LANGUAGE. This Agreement and its Exhibits are prepared and executed in the English language only, which language shall be controlling in all respects. Any translations of this Agreement into any other language are for reference only and shall have no legal or other effect. Any notice which is required or permitted to be given by one party to the other under this Agreement shall be in the English language.

      13.6 NO WAIVER. Any waiver (express or implied) by either party of any breach of this Agreement shall not constitute a waiver of any other or subsequent breach. No provision of the Agreement shall be waived by any act, omission or knowledge of a party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving party.

      13.7 COMPLIANCE WITH LAWS. Each party shall obey all applicable laws and regulations in the performance of its duties and tasks under this Agreement. Distributor agrees to obtain, at its own expense, all registrations, licenses and approvals from the any authorities and agencies in the Territory which may be needed in order for Distributor to import, market and distribute Products. Any such applications shall identify Products as originating from Supplier and its suppliers. Whenever possible, the registration shall be made on Supplier's behalf, and Products shall be registered in the name of Supplier and its suppliers. Distributor shall indemnify, defend, and hold Supplier harmless from and against any claims, liabilities, damages, losses, costs or expenses, including reasonable attorneys' fees, incurred by Supplier as a result of any failure to comply with all applicable laws and to bring this Agreement or Products into compliance with any applicable laws. Any failure by Distributor to adhere to such laws and obtain the necessary licenses shall be grounds for immediate termination of this Agreement.

      13.8 FOREIGN CORRUPT PRACTICES ACT. Distributor agrees that any sums paid to Distributor under this Agreement are for Distributor's own account, and that except as appropriate to carry out

Distributor's duties set forth herein in a legal manner, Distributor has not, has no obligation to, and shall not, directly or indirectly, give, offer, pay, promise to pay, or authorize the payment of money or any thing of value to any other person in connection with the distribution of Products or other hardware, software or services. Distributor agrees not to take any actions that would cause it or Supplier to violate the U.S. Foreign Corrupt Practices Act of 1977, as amended. Distributor further agrees that no officer, director, employee, or agent of Distributor is an "official" of any government located within the Territory as that term is defined in such Act, nor shall Distributor employ any such "official."

      13.9 SEVERABILITY. In the event any provision of this Agreement is held to be invalid or unenforceable, the valid or enforceable portion thereof and the remaining provisions of this Agreement will remain in full force and effect.

      13.10 GOVERNING LAW AND JURISDICTION. This Agreement shall for all purposes be governed by and interpreted in accordance with the laws of the State of Georgia without giving effect to any conflict of laws principles that require the application of the laws of a different jurisdiction. The parties expressly agree that the United Nations Convention on the International Sale of Goods shall not apply to this Agreement. Any dispute arising out of or relating to this Agreement shall be commenced in a federal court in Atlanta, Georgia or in state court in Fulton County, Georgia, and each party irrevocably submits to the exclusive jurisdiction and venue of such courts. Subject to the agreement of the parties, any dispute arising out of or relating to this Agreement may be resolved by binding arbitration conducted by a panel of three (3) arbitrators to be held in Atlanta under the Rules of Arbitration of the International Chamber of Commerce. Any such arbitration shall be conducted in the English language and the arbitrators will issue a final written, English-language opinion supporting their decision. The arbitrators will not have the authority to assess indirect, consequential, indirect or punitive damages.

      13.11 U.S. GOVERNMENT END USERS. The Software is a "commercial item" as that term is defined at 48 C.F.R. 2.101, consisting of "commercial computer software" and "commercial computer software documentation" as such terms are used in 48 C.F.R. 12.212. Consistent with 48 C.F.R. 12.212 and 48 C.F.R. 227.7202-1 through 227.7202-4, Distributor shall provide Software to U.S. Government End Users pursuant to the terms and conditions herein. In the event that Distributor receives a request from any agency of the U.S. Government to provide Software with rights beyond those set forth above, Distributor shall notify Supplier of the scope of rights requested and the agency making such request and Supplier shall, in its sole discretion, accept or reject such request.

      13.12 EQUITABLE RELIEF. Distributor agrees that certain breaches of this Agreement by Distributor (including breaches of Section 4.1.2, Section 4.3, and
Section 7) may result in irreparable harm to Supplier, the extent of which would be difficult and impracticable to assess, and that money damages would not be an adequate remedy for such breach. Accordingly, Supplier shall be entitled to seek immediate equitable and other provisional relief, including specific performance of this Agreement and a temporary restraining order and preliminary and permanent injunction, as a remedy for such breach in addition to any and all other remedies available to Supplier at law or in equity and without prejudice to any such other remedies.

      13.13 CONSTRUCTION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless otherwise provided, the term "including" as used herein shall mean "including without limitation."

      13.14 ENTIRE AGREEMENT. This Agreement together with its exhibits constitutes the entire agreement of Verso and NACT with regard to the subject matter hereof and supersedes all prior and contemporaneous negotiations, statements and agreements, whether written or oral. Any preprinted terms and conditions, including modifications thereto, that appear on any other document shall be without effect and shall be superseded in their entirety by the terms and conditions of this Agreement unless: (i) such document has been executed by the duly authorized representatives of the parties; and (ii) such document expressly indicates the parties' intent that such preprinted terms and conditions, including modifications thereto, shall be deemed to prevail over this Agreement. This Agreement may be amended only by a written document executed by duly authorized representatives of Verso and NACT.

      13.15 COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement, and any amendment or waiver of the terms hereof, may be signed in counterparts, each of which will constitute an original and all of which together shall constitute one and the same instrument. Any signature may be delivered by facsimile, which shall have the effect of an original signature.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered effective as of the Effective Date.

NACT ACQUISITION, INC.                     VERSO TECHNOLOGIES, INC.

By:  /s/ Christian P. Michalik             By:  /s/ Juliet M. Reising
     --------------------------------           --------------------------------
Name: Christian P. Michalik                Name: Juliet M. Reising
      -------------------------------            -------------------------------
Title: Vice President                      Title:  Executive Vice President and
      -------------------------------              Chief Financial Officer
Date: 1/21/2005                                   ------------------------------
      -------------------------------      Date:  1/21/2005
                                                  ------------------------------

Address:                                   Address:
NACT Acquisition, Inc.                     Verso Technologies, Inc.
191 West 5200 North                        400 Galleria Parkway, Suite 300
North Provo, Utah 84604                    Atlanta, Georgia 30339 USA
Attention: President                       Attention: Chief Financial Officer
Phone: (801) 802-3200                      Phone: 678-589-3500
Fax: (801) 802-2009                        Fax: 678-587-3750

Exhibit A: Products
Exhibit B: Second Tier Reseller Terms
Exhibit C: End User License Agreement
Exhibit D: Discount Provisions

                                    EXHIBIT A

                                    PRODUCTS

PRODUCTS:

NACT PRODUCTS:

IPAX, IPAX - Pico, MCU II, IPAX-XL, Web Connect, Applications (Prepaid etc.), and Professional Services (training, installation, customer support, consulting) related to such products

VERSO PRODUCTS:

I-Master SES, IM Select, IP Unity, and Professional Services (training, installation, customer support, consulting) related to such products

VERSO COMMISSIONED PRODUCTS:

C4CM, C5CM, Command Center, BHG, Net Performer, Sky Performer, and Professional Services (training, installation, customer support, consulting) related to such products

                                   Exhibit A

                                   EXHIBIT B
                        SECOND TIER RESELLER PROVISIONS

For purposes of this Exhibit B, "Second Tier Reseller" means an entity to whom Distributor may Resell certain Products solely for Resale to End Users in the Territory.

(1) Subject to the terms and restrictions of this Addendum and the Agreement, Distributor is authorized to Resell Products to Second Tier Resellers. Upon request of Supplier, Distributor shall promptly provide Supplier with written notice containing the names and addresses of the Second Tier Resellers designated by Distributor and the Products the Second Tier Resellers are authorized to Resell.

(2) Before any Second Tier Reseller shall be authorized to Resell any Products, Distributor and the Second Tier Reseller shall enter into a written agreement (the "Second Tier Agreement") containing the following terms and conditions:

            (a) The Second Tier Reseller shall be authorized to Resell Products only to End Users in the Territory. Any (i) marketing or sales of Products by the Second Tier Reseller outside the Territory or (ii) sales of Products to entities that the Second Tier Reseller knows or has reason to believe are reselling Products, or that intend to deploy the Products outside the Territory, shall be considered a material breach of the Second Tier Agreement giving Distributor the right to immediately terminate such agreement.

            (b) Supplier shall in no way be limited from appointing other entities in the Territory to distribute Products to End Users or resellers for any purpose whatsoever, or from engaging in any other activity anywhere in the world, including the Territory.

            (c) The Second Tier Agreement shall terminate upon termination or expiration of the Agreement.

            (d) The Second Tier Reseller shall be expressly required to strictly comply with all of the terms, conditions and restrictions of the Agreement contained in Section 4 "Intellectual Property," Section 7 "Confidentiality," Section 9.2 "Distributor Indemnity," Section 12 "Imports," Section 13.7 "Compliance with Laws," Section 13.11 "U.S. Government End Users," and Section 13.12 "Equitable Relief." The Second Tier Agreement shall provide that such provisions survive the termination or expiration of the Second Tier Agreement.

            (e) The Second Tier Agreement shall contain the following disclaimers regarding warranty and liability:

      [INSERT NAME OF SUPPLIER] ("SUPPLIER") MAKES ABSOLUTELY NO WARRANTIES TO THE SECOND TIER RESELLER OR ANY THIRD PARTY WHATSOEVER REGARDING THE PRODUCTS, AND ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED OR STATUTORY, ARE HEREBY DISCLAIMED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS, QUIET ENJOYMENT, AND ACCURACY. VERSO DOES NOT REPRESENT OR WARRANT THAT THE OPERATION OF THE PRODUCTS (INCLUDING THE SOFTWARE) WILL BE UNINTERRUPTED OR ERROR-FREE. SECOND TIER RESELLER ACKNOWLEDGES THAT IT HAS RELIED ON NO WARRANTIES OF SUPPLIER AND THAT NO WARRANTIES ARE MADE BY ANY OF SUPPLIER'S SUPPLIERS.

      SUPPLIER SHALL NOT BE LIABLE TO THE SECOND TIER RESELLER OR TO ANY THIRD PARTY FOR ANY DAMAGES OR LIABILITIES WHATSOEVER RELATING TO THE

      PRODUCTS OR THE SECOND TIER AGREEMENT, INCLUDING DAMAGES FOR LOSS OF USE, INTERRUPTION OF BUSINESS, OR ANY DIRECT, COMPENSATORY, INDIRECT, SPECIAL, INCIDENTAL, EXEMPLARY, OR CONSEQUENTIAL DAMAGES OF ANY KIND (INCLUDING, WITHOUT LIMITATION, LOST PROFITS OR LOST DATA) REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT, OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

      The Second Tier Agreement shall provide that these provisions will survive the termination or expiration of the Second Tier Agreement.

            (f) The Second Tier Reseller shall not be permitted to assign the Second Tier Agreement or any of its rights, obligations or interests in such agreement without the prior written approval of Distributor.

(3) Distributor agrees to diligently enforce the terms and conditions set forth in Section 2 above for the benefit of Supplier, or at Supplier's election, to assign the claims against the Second Tier Reseller to Supplier and to assist Supplier in the enforcement of such obligations against the Second Tier Reseller. Failure by Distributor to perform any of the terms of this Addendum shall be deemed to be a material breach of the Agreement.

(4) Distributor shall be responsible for performance of all obligations and duties of the Second Tier Reseller under the Second Tier Agreement. Supplier shall have no duties or obligations to the Second Tier Reseller or its customers. Distributor shall indemnify and hold Supplier harmless from and shall defend Supplier against any and all claims, suits, losses, damages, costs, fees and expenses, including attorneys' fees, resulting from or related to (a) claims by the Second Tier Reseller, or (b) any acts or omissions of Distributor or the Second Tier Reseller related to the Second Tier Agreement.

                                   EXHIBIT C

                          (END USER LICENSE AGREEMENT)

      This End User Software License Agreement ("Agreement") governs the provision of software and related documentation ("Software" or "Product") from Verso Technologies, Inc., a Minnesota corporation ("Verso" or "Seller") to you ("Buyer" or "you") unless you have previously entered into an agreement that by its provisions supersedes this Agreement. BY USING THE SOFTWARE OR PRODUCT, BUYER IS EXPRESSLY ACCEPTING ALL OF THE TERMS AND CONDITIONS OF THIS AGREEMENT. IF BUYER DOES NOT AGREE TO THE TERMS AND CONDITIONS OF THIS AGREEMENT, BUYER IS NOT ENTITLED TO USE THE SOFTWARE OR PRODUCT. BUYER MAY RETURN THE SOFTWARE OR PRODUCT TO THE SOURCE FROM WHICH IT WAS PURCHASED FOR A REFUND IF THE TERMS AND CONDITIONS OF PURCHASE SO PROVIDE.

1. SOFTWARE LICENSE. The Software is licensed, not sold, to Buyer, and is provided in object code form only. Subject to the terms of this Agreement ("Terms"), Verso grants to Buyer a personal, non-transferable, non-exclusive license to use the object code of the Software solely for Buyer's own internal business purposes (or the provision of telecommunication services to Buyer's direct customers) in accordance with the documentation, in the country in which Buyer acquired the Software, and only on the computer on which the Software is first installed (or a similar replacement unit) (the "License"). UNLESS OTHERWISE PROVIDED, EACH COPY OF THE SOFTWARE MAY BE USED ON A SINGLE COMPUTER ONLY. NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE LICENSE IS LIMITED TO BUYER AND IS NON-TRANSFERRABLE. Any attempted transfer of the Software in violation of this restriction will be void.

Buyer shall not (nor shall Buyer permit any third party to): (i) use the Software to manage, use or control telephony resources in excess of those for which Buyer have validly acquired the right to do so (e.g. the maximum number of "ports", "spans" or other measures for which a valid and accepted sales order has been placed with Verso or its authorized resellers); (ii) decompile, disassemble, reverse engineer, or otherwise attempt to derive the source code of the Software; (iii) embed the Software, in whole or in part, within another product; (iv) modify, adapt, translate, copy, create derivative works of the Software; (v) distribute, sell or resell, assign, pledge, sublicense, lease, loan, rent, timeshare, use in a service bureau, assign, deliver or otherwise transfer the Software; and (vi) remove from the Software or alter any of the trademarks, trade names, logos, patent or copyright notices or markings, or add any other notices or markings to the Software. Buyer may copy the Software solely for archival and back-up purposes or to replace a worn or defective copy.

      All copies of the Software and Product documentation including, without limitation, translations, compilations, or partial copies, are the proprietary property and confidential information of Verso and may not be used or disclosed except as permitted by these Terms. Buyer shall not disclose, provide or otherwise make available the Software or Product documentation or any part or copies thereof to any person other than employees of the Buyer who have a legitimate need to know. Buyer shall take all appropriate actions necessary to extend Buyer's confidentiality obligations under these Terms to any person permitted access to the Software or Product documentation.

All right, title and interest to, and all applicable rights in patents, copyrights, trademarks, trade names and trade secrets and other proprietary rights relating to or in the Software or any of its parts shall remain solely vested in Verso or its suppliers. The License is strictly limited to its express terms and Verso reserves any rights in the Software not explicitly granted to Buyer. Any use of the Software outside the scope of the License will be deemed to be a material breach of these Terms.

Verso may terminate the License if (i) Buyer breaches any of the provisions of these Terms and fails to cure such breach within fifteen (15) days after receipt of written notice thereof from Verso or (ii) if payment to Verso for Product is more than thirty (30) days past due. Buyer agrees that upon expiration of the License, it will immediately return or destroy all copies of the Software of portions thereof and, if requested by Verso, will certify in writing to Verso the destruction or return of the Software and all copies thereof. Buyer acknowledges that Products may contain features that would prevent the use of the Products without a valid license. Buyer agrees that Verso may update, upgrade or revise its software products at any time and in doing so incurs no obligation to furnish the same to Buyer under these Terms. Additional restrictions may apply if a new or updated version of the Software is provided to Buyer.

2. LIMITED SOFTWARE WARRANTY. If Buyer has purchased the software directly from Verso, then Verso warrants to Buyer that for a period of ninety (90) days (the "Software Warranty Period") beginning upon the date of shipment, the Software will substantially conform to its associated documentation when used in a computing environment (including on computer hardware and with operating systems) specified as "compatible" in the documentation. Verso's sole and exclusive obligation, and Buyer's sole and exclusive remedy, for breach of the foregoing warranty shall be, at Verso's option, to (a) correct any reproducible error in the Software; (b) replace the Software with a substantially equivalent substitute that conforms to the warranty set forth above; or (c) refund to Buyer the fees actually paid by Buyer to Verso for the non-conforming Software.

THE EXPRESS WARRANTIES IN THIS SECTION 2 ARE IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS, IMPLIED, OR STATUTORY, REGARDING THE PRODUCTS INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS, QUIET ENJOYMENT, AND ACCURACY. NEITHER VERSO NOR ITS SUPPLIER REPRESENT OR WARRANT THAT THE OPERATION OF THE PRODUCTS (INCLUDING THE SOFTWARE) WILL BE UNINTERRUPTED OR ERROR-FREE. BUYER ACKNOWLEDGES THAT IT HAS RELIED ON NO WARRANTIES OTHER THAN THE EXPRESS WARRANTIES IN THIS SECTION 2 AND THAT NO WARRANTIES ARE MADE BY VERSO OR ANY OF ITS SUPPLIERS.

Some jurisdictions do not allow the disclaimer of implied warranties, so the above disclaimer of implied warranties may not apply to Buyer, in which case the duration of the implied warranties is sixty (60) days from when the Product is received by Buyer.

3. LIMITATION OF LIABILITY. IN NO EVENT WILL VERSO OR ITS SUPPLIERS BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES (INCLUDING WITHOUT LIMITATION LOST PROFITS) ARISING UNDER THESE TERMS, ANY ORDER OR IN CONNECTION WITH THE PRODUCT REGARDLESS OF THE FORM OF ACTION GIVING RISE TO SUCH DAMAGES (WHETHER IN CONTRACT, TORT, OR OTHERWISE), EVEN IF VERSO OR ITS SUPPLIERS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR IF SUCH DAMAGES ARE FORESEEABLE. Verso'S total AGGREGATE LIABILITY IN CONNECTION WITH THESE TERMS, ANY ORDER AND THE PRODUCTS REGARDLESS OF THE FORM OF ACTION GIVING RISE TO SUCH LIABILITY (whether IN contract, TORT or otherwise), shall not exceed the original cost to Buyer of the specific Product, pro-rated on a monthly basis over the sixty (60) month period beginning on ITS installation date. THE BUYER AGREES THAT SECTIONS 2 AND 3 SHALL BE ENFORCEABLE TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW AND ARE FUNDAMENTAL PARTS OF THE BASIS OF VERSO'S BARGAIN HEREUNDER, AND VERSO WOULD NOT BE ABLE TO PROVIDE THE PRODUCT TO BUYER ABSENT SUCH LIMITATIONS. "Damages" as used in these Terms means claims, liabilities, damages, losses and expenses of any kind.

NEITHER VERSO NOR ITS SUPPLIERS SHALL BE LIABLE FOR ANY THIRD PARTY CLAIMS RELATING TO THE PRODUCTS AND BUYER AGREES TO INDEMNIFY, DEFEND AND HOLD VERSO AND ITS SUPPLIERS HARMLESS AGAINST ANY SUCH CLAIMS OR DAMAGES RELATED THERETO.

4. INTELLECTUAL PROPERTY INFRINGEMENT. Verso will defend any action brought by a third party against Buyer to the extent that the action is based upon a claim that Product in its original manufactured form when used strictly in accordance with Verso documentation infringes any U.S. patent, copyright or trademark or misappropriates any trade secret, and will pay those costs and damages finally awarded in any such action that are specifically attributable to such claim, provided that Verso is notified promptly in writing of the action, and at Verso's request and at its expense, is given control of such action and Buyer provides all requested information and assistance to settle or defend the same. Verso may also, at its option, (a) obtain for Buyer the right to continue to use the Product; (b) modify or replace the Product with non-infringing Product; or
(c) require Buyer to return the Product and upon its return refund the value of the Product as amortized over a presumed sixty (60) month depreciation period. Verso shall have no obligation to defend or indemnify Buyer for any claims arising out of (i) combinations of the Product with other products not of Verso's original manufacture or (ii) any use of the Product not in strict accordance with the Verso documentation or these Terms. THE FOREGOING STATES THE SOLE AND EXCLUSIVE LIABILITY OF VERSO AND BUYER'S SOLE AND EXCLUSIVE REMEDY FOR CLAIMS AND ACTIONS RELATING TO OR ARISING OUT OF THE INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS AND IS IN LIEU OF ANY WARRANTY AGAINST INFRINGEMENT OF ANY KIND, EXPRESS, IMPLIED, OR STATUTORY.

5. ENTIRE AGREEMENT. These Terms constitutes the entire understanding between the parties relating to the subject matter hereof and supersede all prior or concurrent communications, representations or agreements, either oral or written, with respect to the subject matter hereof. No amendment or modification of any provision of these Terms or waiver thereof shall be binding upon Verso unless made in writing by Verso. ANY OF THE TERMS AND

PROVISIONS OF BUYER'S PURCHASE ORDER OR OTHER DOCUMENTS WHICH ARE DIFFERENT FROM, IN ADDITION TO, OR INCONSISTENT WITH CONDITIONS HEREOF OR WHICH CREATE ADDITIONAL OBLIGATIONS ON VERSO ARE REJECTED AND SHALL NOT BE BINDING ON VERSO.

6. MISCELLANEOUS. Buyer may not assign this Agreement or its rights hereunder without obtaining the prior written approval of Verso. Any assignment in violation of the foregoing will be voidable at the election of Verso. If the Software or Product is for use outside the United States, Buyer agrees to comply fully with all relevant regulations of the United States Department of Commerce and with the United States Export Administration Act to insure that the Software and Product is not exported in violation of United States law. Buyer shall defend, indemnify and hold Verso and Verso suppliers harmless from and against any claims arising out of its violation of any export control laws. These Terms shall for all purposes be governed by and interpreted in accordance with the laws of the State of Georgia as those laws are applied to contracts entered into and to be performed entirely in Georgia by Georgia residents. The parties expressly agree that the United Nations Convention on the International Sale of Goods shall not apply to these Terms. The Buyer agrees that it shall commence any suit or proceeding arising out of or relating to this Agreement in a federal court in Atlanta, Georgia or in state court in Fulton County, Georgia, and irrevocably submits to the jurisdiction and venue of such courts. No action, regardless of form, arising out of this Agreement may be brought by Buyer more than two (2) years after the cause of action has arisen. The waiver by either party of a breach of any obligation shall not constitute a waiver of any subsequent breach. All prices are in U.S. dollars unless otherwise indicated or apparent from the context. All subsequent purchases of Product by Buyer shall be subject to these same terms and conditions unless otherwise provided. This Agreement is prepared and executed in the English language only, which language shall be controlling in all respects. If any provision (or portions thereof) of this Agreement is held by a court of competent jurisdiction to be unenforceable for any reason, the remaining provisions (or portions thereof) shall be unaffected and remain in full force and effect and the unenforceable provision shall be given effect as near as possible to its original intent. Signatures on documents may be in counterparts, which together constitute one and the same document. Signatures may be transmitted by facsimile and are deemed delivered when transmitted to the other party.

                                   EXHIBIT D
                              (DISCOUNT PROVISONS)

(1) PECIAL DISCOUNT RATES. Verso and NACT shall each provide to the other the most favorable discounts off of their standard list prices offered respectively to their resellers or distributors as of the Effective Date of this Agreement (the "Base Discounts"). Verso and NACT shall each immediately reduce the Base Discounts if they make lower discounts available to any of their resellers or distributors. If either party reduces its products and reduces its disount schedules as a result, the Base Discounts offered to the other party may be reduced consistent with such price reduction as long as the pricing is applied and the new Base Discounts are the most favorable made available by the seller to its resellers or distributors. The actual Discount provided by Verso to NACT and by NACT to Verso shall always be 10% BELOW THE BASE DISCOUNT provided by the applicable Supplier at the time the Order is submitted by the applicable Distributor.

(2) DETERMINING DISCOUNT LEVEL. During the first calendar quarter under this Agreement, the initial Base Discount percentage shall correspond to the lowest volume set forth below. At the beginning of each of the three subsequent calendar quarters of the first year under this Agreement, Supplier will (i) calculate a projection of total sales to Distributor during such year based on Distributor's amount of accepted Orders for Product placed with Verso during the previous quarter(s) (the "Projection"); and (ii) set the Base Discount applicable during such calendar quarter to the rate corresponding to the Projection in the discount schedule.

During subsequent years under this Agreement, the Base Discount level will be updated on a rolling quarterly basis and will be determined based upon the aggregate level of accepted Orders for Product placed by Distributor over the previous year period. As the level of sales to Distributor increase to the next spending range, Distributor will become eligible for the next higher Base Discount level on all spending within the ranges indicated in the table below. The increased Base Discount level shall only apply to spending within the ranges outlined below. Base Discount level increases or decreases will only apply to Orders on a prospective basis. For the purpose of the foregoing, "sales" shall mean shipped orders net of overdue payments and net of returns.

All discounts apply only to those Products in the applicable product category and do not apply to any Products or services that are listed on the Price List with a discount exception. Without limiting the foregoing, Distributor acknowledges and agrees that all Supplier services, including, but not limited to, support services, professional services, training, education or consulting services, are not eligible for discounts.

(3) INITIAL BASE DISCOUNTS VERSO PRODUCTS

AGGREGATE LEVEL OF SALES TO                      $3,000,001       $1,500,001
 THE DISTRIBUTOR OVER THE         $4,500,001         TO               TO        $500,001 TO      LESS THAN
       PREVIOUS YEAR              OR GREATER     $4,500,000       $3,000,000     $1,500,000       $500,000
       -------------              ----------     ----------       ----------    -----------      ---------
   DISCOUNT PERCENTAGE               50              45               40            35               30

NACT PRODUCTS

AGGREGATE LEVEL OF SALES TO                      $3,000,001       $1,500,001
 THE DISTRIBUTOR OVER THE         $4,500,001         TO               TO        $500,001 TO      LESS THAN
       PREVIOUS YEAR              OR GREATER     $4,500,000       $3,000,000     $1,500,000       $500,000
       -------------              ----------     ----------       ----------    -----------      ---------
   DISCOUNT PERCENTAGE               50              45               40            35               30

                                       1